Prospect Reports June 2020 Financial Results, Declares 37th and 38th Consecutive $0.06 per Share Monthly Cash Distributions, and Announces 2.5% Increase in Net Asset Value per Share

NEW YORK - (GLOBE NEWSWIRE) - August 26, 2020 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter and year ended June 30, 2020.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2020	March 31, 2020	June 30, 2019

Net Investment Income (“NII”)	$58,273	$68,476	$69,627
Interest as % of Total Investment Income	88.8%	89.8%	92.2%

NII per Share	$0.16	$0.19	$0.19

Net Income (Loss)	$162,613	($185,699)	$38,886
Net Income (Loss) per Share	$0.44	($0.51)	$0.11

Distributions to Shareholders	$66,823	$66,192	$66,069
Distributions per Share	$0.18	$0.18	$0.18

Since October 2017 NII per Share	$2.19	$2.04	$1.47
Since October 2017 Distributions per Share	$1.98	$1.80	$1.26
Since October 2017 NII Less Distributions per Share	$0.21	$0.24	$0.21

NAV per Share at Period End	$8.18	$7.98	$9.01

Net of Cash Debt to Equity Ratio	69.6%	74.1%	70.0%
Net of Cash Asset Coverage of Debt Ratio	244%	236%	246%

Unsecured Debt as % of Total Debt	89.1%	92.5%	93.1%
Unsecured and Non-Recourse Debt as % of Total Debt	100%	100%	100%

All amounts in $000’s except per share amounts	Year Ended	Year Ended
	June 30, 2020	June 30, 2019

NII	$265,694	$312,859
NII per Share	$0.72	$0.85

Net (Loss) Income	($16,224)	$144,487
Net (Loss) Income per Share	($0.04)	$0.39

Distributions to Shareholders	$265,277	$263,624
Distributions per Share	$0.72	$0.72

NII / Distributions to Shareholders	100%	119%

CASH SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring shareholder distributions as follows:

Monthly Cash Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
September 2020	9/30/2020	10/22/2020	$0.0600
October 2020	10/30/2020	11/19/2020	$0.0600

These monthly cash distributions represent the 37th and 38th consecutive $0.06 per share distributions.
Prospect expects to declare November 2020, December 2020, and January 2021 distributions in November 2020.
Based on the declarations above, Prospect’s closing stock price of $5.17 at August 25, 2020 delivers to shareholders an annualized distribution yield of 13.9%.

Taking into account past distributions and our current share count for declared distributions, Prospect since inception through our October 2020 distribution will have distributed $18.24 per share to original shareholders, aggregating over $3.16 billion in cumulative distributions to all shareholders.

Since October 2017, our NII per share has aggregated $2.19 while our shareholder distributions per share have aggregated $1.98, resulting in our NII exceeding distributions during this period by $0.21 per share.

Initiatives focused on enhancing accretive NII per share growth include (1) our recently announced $1 billion targeted perpetual preferred equity program, (2) a greater utilization of our cost efficient revolving credit facility (with an incremental cost of approximately 1.4% at today’s one month Libor), and (3) increased originations in senior secured debt and selected equity investments to deliver targeted risk-adjusted yields and total returns as we deploy available capital from our current underleveraged balance sheet.

INSIDER PURCHASES

During the month of March 2020, our senior management team made open market purchases of $138 million of Prospect shares. Senior management and employee insider ownership is now over 27% of shares outstanding.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2020	March 31, 2020	June 30, 2019

Total Investments (at fair value)	$5,232,328	$5,144,542	$5,653,553
Number of Portfolio Companies	121	121	135
% Controlled Investments (at fair value)	43.2%	43.0%	43.8%

Secured First Lien	46.9%	44.8%	43.9%
Other Senior Secured Debt	24.4%	23.6%	23.5%
Subordinated Structured Notes	13.5%	13.7%	15.1%
Unsecured and Other Debt	1.0%	0.9%	1.4%
Equity Investments	14.2%	17.0%	16.1%
Mix of Investments with Underlying Collateral Security	84.8%	82.1%	83.3%

Annualized Current Yield - All Investments	9.7%	10.1%	10.6%
Annualized Current Yield - Performing Interest Bearing Investments	11.4%	12.4%	13.1%

Top Industry Concentration(1)	15.2%	14.7%	14.6%
Retail Industry Concentration(1)	0%	0%	0%
Energy Industry Concentration(1)	1.6%	1.7%	2.7%
Hotels, Restaurants & Leisure Concentration(1)	0.4%	0.4%	0.7%

Non-Accrual Loans as % of Total Assets (2)	0.9%	1.6%	2.9%

Weighted Average Portfolio Net Leverage(3)	4.51x	4.63x	4.67x
Weighted Average Portfolio EBITDA(3)	$71,970	$72,281	$60,669

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Calculated at fair value.

(3)
For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.During the June 2020 and March 2020 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	June 30, 2020	March 31, 2020

Total Originations	$36,563	$402,370

Real Estate	52.8%	0.0%
Agented Sponsor Debt	35.8%	62.6%
Non-Agented Debt	0.0%	27.3%
Rated Secured Structured Notes	2.9%	8.8%
Corporate Yield Buyouts	8.5%	1.3%
Total Repayments	$64,110	$266,510

Originations, Net of Repayments	($27,547)	$135,860
Note: “Agented” debt refers to non-control debt investments where Prospect acts as the administrative agent or similar role, while “Non-agented” debt refers to non-control debt investments where Prospect has no such role. “Sponsor” refers to third-party institutional ownership.

We have invested in structured credit investments benefiting from individual standalone financings non-recourse to Prospect with our risk limited in each case to our net investment. At June 30, 2020 and March 31, 2020, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	June 30, 2020	March 31, 2020

Total Subordinated Structured Notes	$708,961	$704,403

# of Investments	39	39

TTM Average Cash Yield(1)(2)	17.4%	18.3%
Annualized Cash Yield(1)(2)	13.0%	18.1%
Annualized GAAP Yield on Fair Value(1)(2)	12.5%	15.0%
Annualized GAAP Yield on Amortized Cost(2)(3)	8.1%	9.7%

Cumulative Cash Distributions	$1,211,395	$1,188,308
% of Original Investment	86.6%	84.9%

# of Underlying Collateral Loans	1,658	1,683
Total Asset Base of Underlying Portfolio	$17,530,303	$17,810,722

Prospect TTM Default Rate	1.46%	0.91%
Broadly Syndicated Market TTM Default Rate	3.23%	1.84%
Prospect Default Rate Outperformance vs. Market	1.77%	0.93%

(1)	Calculation based on fair value.

(2)	Excludes investments being redeemed.

(3)	Calculation based on amortized cost.

To date, including called investments being liquidated, we have exited nine subordinated structured notes totaling $263.4 million with an expected pooled average realized IRR of 16.7% and cash on cash multiple of 1.48 times.
Since December 31, 2017 through today, 27 of our structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads and with increased weighted average life asset benefits). We believe further long-term optionality upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.
To date during the September 2020 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
September 30, 2020

Total Originations	$109,875

Agented Sponsor Debt	43.9%
Non-Agented Debt	22.7%
Rated Secured Structured Notes	20.0%
Real Estate	13.4%

Total Repayments	$64,110
Originations, Net of Repayments	$45,765

CAPITAL AND LIQUIDITY

Our laddered funding profile includes a revolving credit facility (with 30 lenders), program notes, listed baby bonds, institutional bonds, and convertible bonds. We have retired upcoming maturities, including a recent retirement in April 2020, and as of today have zero debt maturing until July 2022. On September 9, 2019, we completed an amendment of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.0 years from such date. Pricing for amounts drawn under the Facility is one-month Libor plus 2.20%.
The combined amount of our balance sheet cash and undrawn revolving credit facility commitments currently stands at approximately $498 million. Our total unfunded eligible commitments to non-control portfolio companies totals approximately $24 million.

All amounts in $000’s	As of June 30, 2020	As of March 31, 2020	As of June 30, 2019
Net of Cash Debt to Equity Ratio	69.6%	74.1%	70.0%
% of Interest-Bearing Assets at Floating Rates	85.9%	86.1%	87.4%
% of Liabilities at Fixed Rates	89.1%	92.5%	93.1%

% of Floating Loans with LIBOR Floors	85.2%	90.1%	84.9%
Weighted Average LIBOR Floor	1.67%	1.55%	1.73%

Unencumbered Assets	$3,772,478	$3,561,643	$4,121,775
% of Total Assets	71.2%	68.3%	71.1%

The below table summarizes our June 2020 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
Prospect Capital InterNotes®	$9,054	5.00% - 6.00%	April 15, 2025 - July 15, 2030
Debt Repurchases/Repayments
2020 Notes	$127,711	4.75%	April 2020
Prospect Capital InterNotes®	$1,384	4.50% - 6.63%	May 2025 - October 2043
$1.0775 billion of Facility commitments have closed to date with 30 lenders. An accordion feature allows the Facility, at Prospect's discretion, to accept up to $1.5 billion of commitments. The Facility matures September 9, 2024. The Facility includes a revolving period that extends through September 9, 2023, followed by an additional one-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.
On November 7, 2019, we commenced a tender offer to purchase up to $50.0 million of our convertible notes that mature in July 2022 (“2022 Notes”). On December 7, 2019, $13.4 million was validly tendered and accepted, representing 4.4% of the outstanding notes. On December 23, 2019, we commenced a tender offer to purchase up to $25.0 million of the 2022 Notes. On January 22, 2020, $1.3 million was validly tendered and accepted, representing 0.5% of the outstanding notes. We repurchased an additional $32.6 million of the 2022 Notes during the March 2020 quarter. On July 23, 2020, we commenced a tender offer to purchase up to $100.0 million of the 2022 Notes during the September 2020 quarter. On August 20, 2020, $29.4 million was validly tendered and accepted, representing 11.4% of the outstanding notes.
On March 20, 2020, we commenced a tender offer to purchase up to $234.4 million of our unsecured notes that mature in June 2024 (“2024 Notes”). On March 31, 2020, $655 thousand was validly tendered and accepted.
We currently have eight separate unsecured debt issuances aggregating $1.9 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At June 30, 2020, $680.2 million of program notes were outstanding with laddered maturities through October 2043.
On August 3, 2020, we launched a $1 billion 5.50% perpetual preferred stock offering. Prospect expects to use the net proceeds from the Offering to maintain and enhance balance sheet liquidity, including repaying our credit facility and purchasing high quality short-term debt instruments, and to make long-term investments in accordance with its investment objective. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term.
Prospect holds investment grade company ratings from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), and Egan-Jones (BBB). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as a “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.

EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday, August 27, 2020 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to September 28, 2020 visit www.prospectstreet.com or call 877-344-7529 with passcode 10147561.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2020	June 30, 2019

Assets
Investments at fair value:
Control investments (amortized cost of $2,286,725 and $2,385,806, respectively)	$2,259,292	$2,475,924
Affiliate investments (amortized cost of $163,484 and $177,616, respectively)	187,537	76,682
Non-control/non-affiliate investments (amortized cost of $3,332,509 and $3,368,880, respectively)	2,785,499	3,100,947
Total investments at fair value (amortized cost of $5,782,718 and $5,932,302, respectively)	5,232,328	5,653,553
Cash	44,561	107,098
Receivables for:
Interest, net	11,712	26,504
Other	106	3,326
Deferred financing costs on Revolving Credit Facility	9,145	8,529
Prepaid expenses	1,248	1,053
Due from broker	1,063	—
Total Assets	5,300,163	5,800,063

Liabilities
Revolving Credit Facility	237,536	167,000
Public Notes (less unamortized discount and debt issuance costs of $12,802 and $13,826, respectively)	782,106	780,548
Prospect Capital InterNotes® (less unamortized debt issuance costs of $11,613 and $12,349, respectively)	667,427	695,350
Convertible Notes (less unamortized discount and debt issuance costs of $8,892 and $13,867, respectively)	450,598	739,997
Due to Prospect Capital Management	42,481	46,525
Interest payable	29,066	34,104
Dividends payable	22,412	22,028
Due to Prospect Administration	7,000	1,885
Accrued expenses	3,648	5,414
Due to broker	1	—
Other liabilities	2,027	937
Total Liabilities	2,244,302	2,493,788
Commitments and Contingencies
Net Assets	$3,055,861	$3,306,275

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 373,538,499 and 367,131,025 issued and outstanding, respectively)	$374	$367
Paid-in capital in excess of par	4,070,874	4,039,872
Total distributable earnings (loss)	(1,015,387)	(733,964)
Net Assets	$3,055,861	$3,306,275
Net Asset Value Per Share	$8.18	$9.01

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)
	Three Months Ended June 30,		Year Ended June 30,
	2020	2019	2020	2019
Investment Income
Interest income:
Control investments	$48,647	$50,006	$200,948	$211,212
Affiliate investments	7,324	312	12,649	943
Non-control/non-affiliate investments	50,901	66,963	229,963	271,907
Structured credit securities	22,083	34,323	110,816	140,054
Total interest income	128,955	151,604	554,376	624,116
Dividend income:
Control investments	1,000	2,850	10,335	34,127
Affiliate investments	—	—	—	659
Non-control/non-affiliate investments	104	462	1,109	1,243
Total dividend income	1,104	3,312	11,444	36,029
Other income:
Control investments	13,299	6,680	47,311	36,011
Affiliate investments	37	—	38	—
Non-control/non-affiliate investments	1,834	2,757	10,361	7,611
Total other income	15,170	9,437	57,710	43,622
Total Investment Income	145,229	164,353	623,530	703,767
Operating Expenses
Base management fee	26,279	29,149	108,910	121,833
Income incentive fee	16,202	17,407	68,057	78,215
Interest and credit facility expenses	34,765	39,721	148,368	157,231
Allocation of overhead from Prospect Administration	4,646	3,746	18,247	14,837
Audit, compliance and tax related fees	1,299	1,552	4,028	5,014
Directors’ fees	115	116	453	457
Other general and administrative expenses	1,316	3,035	9,773	13,321
Total Operating Expenses	86,956	94,726	357,836	390,908
Net Investment Income	58,273	69,627	265,694	312,859
Net Realized and Net Change in Unrealized (Losses) Gains from Investments
Net realized gains (losses)
Control investments	—	—	—	14,309
Affiliate investments	(7,311)	—	—	—
Non-control/non-affiliate investments	—	1,167	(7,574)	375
Net realized gains (losses)	(7,311)	1,167	(7,574)	14,684
Net change in unrealized (losses) gains
Control investments	54,775	27,234	(117,552)	5,105
Affiliate investments	104,241	(11,699)	67,077	(35,449)
Non-control/non-affiliate investments	(47,310)	(45,887)	(221,167)	(144,225)
Net change in unrealized (losses) gains	111,706	(30,352)	(271,642)	(174,569)
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	104,395	(29,185)	(279,216)	(159,885)
Net realized gains (losses) on extinguishment of debt	(55)	(1,556)	(2,702)	(8,487)
Net (Decrease) Increase in Net Assets Resulting from Operations	$162,613	$38,886	$(16,224)	$144,487
Net (decrease) increase in net assets resulting from operations per share	$0.44	$0.11	$(0.04)	$0.39
Dividends declared per share	$(0.18)	$(0.18)	$(0.72)	$(0.72)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES ROLLFORWARD OF NET ASSET VALUE PER SHARE (in actual dollars)
	Three Months Ended June30,				Year Ended June 30,
	2020		2019		2020	2019
Per Share Data
Net asset value at beginning of period	$7.98		$9.08		$9.01	$9.35
Net investment income(1)	0.16		0.19		0.72	0.85
Net realized and change in unrealized gains (losses)(1)	0.28		(0.08)		(0.76)	(0.46)
Net increase (decrease) from operations	0.44		0.11		(0.04)	0.39
Distributions of net investment income	(0.18)		(0.18)		(0.72)	(0.72)
Common stock transactions(2)	(0.05)		—	(3)	(0.07)	(0.01)
Net asset value at end of period	$8.18	(4)	$9.01		$8.18	$9.01

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

(4)	Does not foot due to rounding.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.
Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current debt principal outstanding of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.
Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702